Exhibit 2

British American Tobacco p.l.c. (the “Company”)

Notification and public disclosure of transactions by persons discharging managerial responsibilities and persons closely associated with them

1	Details of the person discharging managerial responsibilities/person closely associated
a)	Name	Kandy Anand
2	Reason for the notification
a)	Position/status	Non-Executive Director
b)	Initial notification /Amendment	Initial notification
3	Details of the issuer, emission allowance market participant, auction platform, auctioneer or auction monitor
a)	Name	British American Tobacco p.l.c.
b)	LEI	213800FKA5MF17RJKT63
4	Details of the transaction(s): section to be repeated for (i) each type of instrument; (ii) each type of transaction; (iii) each date; and (iv) each place where transactions have been conducted
a)	Description of the financial instrument, type of instrument	British American Tobacco p.l.c. American Depositary Shares (“ADSs”)
	Identification code	US1104481072
b)	Nature of the transaction	Purchase of shares in the joint names of Kandy Anand and Radhika Anand
c)	Price(s) and volume(s)
		Price(s)	Volume(s)
		$41.648	3,605

d)	Aggregated information
	- Aggregated volume	3,605
	- Price	$41.648
e)	Date of the transaction	2022-07-27
f)	Place of the transaction	NYSE (XNYS)

1	Details of the person discharging managerial responsibilities/person closely associated
a)	Name	Radhika Anand
2	Reason for the notification
a)	Position/status	Person Closely Associated with a person discharging managerial responsibilities; Kandy Anand, Non-Executive Director
b)	Initial notification /Amendment	Initial notification
3	Details of the issuer, emission allowance market participant, auction platform, auctioneer or auction monitor
a)	Name	British American Tobacco p.l.c.
b)	LEI	213800FKA5MF17RJKT63
4	Details of the transaction(s): section to be repeated for (i) each type of instrument; (ii) each type of transaction; (iii) each date; and (iv) each place where transactions have been conducted
a)	Description of the financial instrument, type of instrument	British American Tobacco p.l.c. American Depositary Shares (“ADSs”)
	Identification code	US1104481072
b)	Nature of the transaction	Purchase of shares in the joint names of Kandy Anand and Radhika Anand
c)	Price(s) and volume(s)
		Price(s)	Volume(s)
		$41.648	3,605

d)	Aggregated information
	- Aggregated volume	3,605
	- Price	$41.648
e)	Date of the transaction	2022-07-27
f)	Place of the transaction	NYSE (XNYS)

Name of officer of issuer responsible for making notification: Claire Dhokia Date of notification: 28 July 2022